                                                                  EXHIBIT 10.8

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]

                           ANTIBODY LICENSE AGREEMENT

         THIS AGREEMENT, dated September 22, 1995, is entered into by and between SANDOZ PHARMA LTD., a Swiss Corporation with offices at Lichtstrasse 35, CH4002 Basle/Switzerland ("Sandoz"), and BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation with offices at 11030 Roselle Street, San Diego, CA 92121/USA ("Licensee").

                              W I T N E S S E T H:

         WHEREAS, Sandoz owns patents, patent applications, technical information, data and know-how relating to cyclosporine, an immnunosuppressive drug marketed under the trademarks Sandimmun(R) or Sandimmune(R) (or Neoral(R) or Optoral(R) for Sandoz's patented microemulsion preconcentrate formulation of cyclosporine), and to monoclonal antibodies capable of distinguishing between cyclosporine and metabolites thereof which are suitable for use in diagnostic assay kits and systems, and to assay kits or systems comprising such monoclonal antibodies;

         WHEREAS, Licensee has extensive know-how relating to the development and marketing of diagnostic assays for the monitoring of drugs and other small molecules;

         WHEREAS, Sandoz, in order to foster the safety of patients all over the world receiving cyclosporine, is interested that both in whole blood and plasma analogous therapeutic windows are determined whatever assay system is used, and is therefore interested to grant licenses on its patents, patent applications, technical information, data and know-how to develop and commercialize such assay systems and to supply companies manufacturing such assay kits with monoclonal antibodies, cyclosporine and certain cyclosporine metabolites for cyclosporine assays;

         NOW, THEREFORE, Sandoz and Licensee agree as follows:

         1. DEFINITIONS.

         The following definitions shall control the construction of each of the following terms wherever they appear in this Agreement:

         1.1 "Affiliate" of a part shall mean a corporation or other business entity controlled by, controlling or under common control with such party. For this purpose, control of a corporation or other business entity shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting interest in, or a greater than fifty percent (50%)

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
interest in the equity of, such corporation or other business entity.

         1.2 "CyA" shall mean the immunosuppressive drug cyclosporine.

         1.3 "Monoclonal Antibody(ies)" shall mean antibody(ies) to CyA, its analogues, and/or to metabolites thereof whether or not derived from a Sandoz cell line, and useful in measuring amounts of CyA, its analogues and/or metabolites thereof.

         1.4 "CyA Assay(s) (or Products or Kits)" shall mean those certain testing devices, which are used with a testing device reader, which utilize in vitro diagnostic assay(s) based on Monoclonal Antibodies and which are useful for therapeutic drug level monitoring in patients treated with CyA; provided, however, that the CyA Assay(s) (or Products or Kits) shall not include the testing device reader.

         1.5 "Sandoz Know-How" shall mean all biological, chemical, and immunological materials, methods and other technical information, presently or hereafter during the term of this Agreement in the possession or control or Sandoz which relate to Monoclonal Antibodies or to CyA Assays conveyed to Licensee in writing, orally or through other tangible materials.

         1.6 "Sandoz Patent Rights" shall mean all patent applications world-wide and patents granted thereon, and all extensions and supplemental protection certificates based on such patents, now or hereafter during the term of this Agreement owned or controlled by Sandoz, which incorporate a Valid Claim covering Monoclonal Antibodies or CyA Assays; a listing of such subsisting Sandoz Patent Rights being provided in the attached Schedule A, which will be updated from time to time as appropriate.

         1.7 "Effective Date" shall mean the date first written hereinabove.

         1.8 "Non-exclusive License" shall mean a license under which Sandoz is free to grant other licenses in the same field to other parties than Licensee.

         1.9 "Net Sales" shall mean the gross sales of CyA Assays by Licensee, its Affiliates and its sublicensees (if any) billed to customers, less the amount actually allowed to customers for (1) adjustments granted to customers, including without limitation credits and allowances or on account of the rejection or return of CyA Assays previously sold, (2) trade and cash discounts, rebates and distributor fees, (3) transportation, insurance and handling charges and (4) sales, excise, turnover and similar taxes and any duties and other governmental charges imposed upon the production, importation, use or sale of CyA Assays. Where the price of a CyA Assay includes the price of

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the device reader or the price of an assay for a compound other than CyA, Net
Sales shall be determined by a formula (to be agreed upon by the parties before sales at such price are made) calculated to exclude that portion of sales of CyA Assays reasonably attributable to such prices of the device reader and/or the assay for a compound other than CyA.

         1.10 "Valid Claim" shall mean one or more claims within Sandoz Patent Rights which has not been declared to be invalid or unenforceable by the final judgment of a court of competent jurisdiction from which no appeal can be or has been taken.

         1.11 "Patent Countries" shall mean countries in which Sandoz Patent Rights subsist.

         1.12 "First Commercial Sale" shall mean the first sale of CyA Assay under this Agreement by Licensee or its Affiliates to a non-affiliated third party, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made or, when governmental approval is not required, the first sale in a country.

         1.13 "1992-SFr" shall indicate a quoted price which may, at the option of Sandoz, be adjusted yearly as of January 1 of each year to correspond to changes in the Swiss Consumer Price Index of the Swiss Bundesamt fur Statistik since December 31, 1992.

         2. FEASIBILITY STUDY.


         2.1(a) Within fifteen (15) working days after the Effective Date of this Agreement, Sandoz will supply to Licensee [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] as reference compound and starting material for tracer synthesis, respectively. Import regulations will be handled by Sandoz upon receipt of the permit applied for by Licensee at the U.S. Department of Agriculture, Hyattsville, Maryland 20782. The permit forwarded by Licensee to Sandoz will accompany the shipment of antibody to facilitate port of entry clearance by USDA inspectors. During the Feasibility Period as set forth in Sections 2.2 and 2.3, Sandoz warrants that it will satisfy all applicable U.S. governmental import regulations regarding all materials required by Licensee and supplied by Sandoz such evaluation.

         To demonstrate feasibility using quality control samples of Cyclosporin A in whole blood, Licensee's test will be required to have accuracy, precision and reproducibility at least equivalent to (at a 95% confidence level) the INCSTAR CycloTrac RIA assay for cyclosporine (or such other standard assay as is acceptable to the US FDA as a reference for bioequivalence). INCSTAR CycloTrac assays for comparison purposes are commercially distributed by INCSTAR Company, Stillwater, Minnesota 55082.



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         (b) If Licensee demonstrates the above results to Sandoz, Licensee shall have the right to enter the next stage of cooperation. Sandoz shall then supply Licensee with [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]. For testing cross reactivity with the preliminary assay system, Licensee will receive small quantities [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] and, in addition to that, Licensee shall analyze several blood samples from various transplant patients from local hospitals with both the INCSTAR CycloTrac assay (or such other standard assay as is acceptable to the US FDA as a reference for bioequivalence) and the experimental test design of Licensee. The performance requirements as set forth in 2.1(a) will apply equally.


         (c) Licensee will not use any materials supplied by Sandoz for any other purpose than performing the feasibility phase investigations under this Agreement and will not divulge the nature of or provide any such materials to any third party.

         (d) Prior to or during the investigations of Section 2.1, Sandoz shall provide its Know-how to Licensee only as each portion is requested by Licensee.


         2.2 Sandoz hereby grants Licensee the non-exclusive right to perform feasibility investigations during a Feasibility Period of one year starting with the Effective Date of this Agreement. Licensee shall inform Sandoz in quarterly reports on progress and status of these investigations. At the end of the Feasibility Period, if successful, Licensee shall provide a demonstration of meeting the performance criteria set out in Section 2.1 with whole blood. Each such report, and the information and data contained in each such report, shall constitute Confidential Information of Licensee under Section 8 below.

         2.3 Licensee may elect to extend the duration of the Feasibility Period for an additional period of time mutually to be agreed upon, if such extension is deemed necessary by mutual agreement of SANDOZ and LICENSEE for the proper performance and completion of the respective investigations. SANDOZ will not unreasonably withhold agreement to any such extension which has been reasonably requested by LICENSEE.

         2.4 Upon receipt by Sandoz of written notification from Licensee prior to expiry of the one year period referred to in Section 2.2 above or any extended period agreed in accordance with Section 2.3 above, that Licensee has successfully performed the feasibility investigations in whole blood and plasma and wishes to enter into a Nonexclusive License under Sandoz Patent Rights and Sandoz Know-How to make, have made, use and sell CyA Assays,


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
Sandoz will in writing confirm the feasibility or object to it within thirty
(30) days. Upon confirmation, Section 3 through 16 of this Agreement shall immediately become effective without further documentation between the parties.

         2.5 In the absence of any notification by Licensee in accordance with
Section 2.4 above or in the event that Licensee notifies Sandoz during the Feasibility Period pursuant to Sections 2.2 and 2.3 that it does not wish to enter into a Nonexclusive License according to Section 2.4, this Agreement shall terminate and the parties shall have no further liability or obligations to each other concerning CyA Assays or Monoclonal Antibodies under this Agreement, provided, however, that the materials and Sandoz Know-How provided to Licensee pursuant to Section 2.1 hereof shall continue to be governed by the Confidentiality Provision set out in Section 8. In such event, Licensee shall immediately return to Sandoz all unused portions of Monoclonal Antibodies and any other materials provided by Sandoz remaining in Licensee's possession and any copies of tangible materials embodying Sandoz Know-How, except for one copy which may be retained in Licensee's confidential legal files for use solely by Licensee's counsel.

         3. LICENSE.

         Upon receipt of the notification referred to in Section 2.4, Sandoz undertakes to grant to Licensee a Non-exclusive License with the right to sublicense Affiliates under the Sandoz Patent Rights and Sandoz Know-How to make, have made, use and sell CyA Assays worldwide.

         4. SUPPLIES.

         4.1  Cell Line Transfer and License.


         (a) Sandoz grants Licensee a Non-exclusive License under Sandoz Patent Rights and Sandoz Know-How to manufacture Monoclonal Antibodies and shall--subject to the payment referred to in Section 5.2 below--make available the Sandoz cell-lines and the necessary Know-How to Licensee within one month after the grant of the Non-exclusive License in accordance with
Section 3 of this Agreement.


         (b) The cell-lines shall remain the property of Sandoz. No further transmission and no alternations or special manipulations by Licensee shall be permitted.

         Sandoz, at its discretion and its own costs, shall have the possibility to test the integrity of the cell lines in order to assure presence of the essential chromosomes to produce antibody of proper specificity.


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         (c) Licensee agrees to supply Sandoz upon Sandoz Pharma's request, and solely for Sandoz internal use, with Monoclonal Antibodies in accordance with reasonable price, ordering and supply terms to be agreed upon.

         4.2  CyA and CyA Metabolites.


         (a) Sandoz shall supply Licensee and Licensee shall purchase from Sandoz all requirements of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] reasonably and justifiably needed for the purpose of development after the work contemplated in Section 2 and production of CyA Assays and available to Sandoz, in accordance with the provisions of this
Section 4. During the term of this Agreement, Sandoz shall continue to provide such materials to Licensee pursuant to Section 4.2, even if the license is paid up and royalties are no longer due under this Agreement.



         SANDOZ, however, may terminate at its sole discretion by written previous notice of one year, its obligation to provide such materials to licensee, provided it makes available [CONFIDENTIAL MATERIAL REDACTED AND
FILED SEPARATELY WITH THE COMMISSION] or the know how to manufacture such metabolites to LICENSEE within one (1) month after the date of such notification. The Non-exclusive license granted to LICENSEE hereunder shall not be affected thereby.



         (b) At the latest three months before the beginning of any calendar quarter Licensee shall place a firm order with Sandoz in writing for the first quarter and indicate to Sandoz its estimated requirement for each of the following three quarters and the subsequent 12 months. Sandoz has no commitment to supply any quantities of Licensee's requirements exceeding by twenty-five percent (25%) the last estimate given for such quarter. In the event that Sandoz is unwilling or unable to supply any quantities of Licensee's requirements exceeding by twenty-five percent (25%) the last estimate given for such quarter, then Licensee shall have the right to purchase the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] or CyA elsewhere or to prepare these compounds internally.

         (c) Freight, duty and associated taxes shall be paid by LICENSEE with each element shown separately in invoices. Title shall pass to Licensee upon transfer to the carrier by Sandoz for final shipment to Licensee. Delivery shall be made to Licensee within forty five (45) working days of the date of Licensee's order therefor.


         4.3 The supply price for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], pursuant to Section 4.2, shall be Swiss Francs [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per gram FCA Basel. The supply price for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], pursuant to 4.2 shall be Swiss Francs [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per gram FCA Basel for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY

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WITH THE COMMISSION] FCA Basle. Licensee may purchase less than one gram of such materials at pro rata cost.

         5. FEES AND ROYALTIES.


         5.1 Upon execution of this Agreement, LICENSEE shall pay a non-refundable lump sum payment of Swiss Francs 120,000. -- (one hundred twenty thousand) to SANDOZ. [CONFIDENTIAL TREATMENT REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of this lump sum payment shall be creditable against future royalties according to Article 5.3.


         5.2 Upon transfer of the Monoclonal Antibody-producing cell-line to Licensee pursuant to Section 4.1(a), Licensee shall pay a further, non-refundable and non-creditable lump-sum payment of Swiss Francs 55,000.-- (fifty-five thousand) to Sandoz.

         5.3 Licensee will pay a royalty of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in Patent Countries and [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in all other countries upon the Net Sales.

         In Patent Countries, the period for payment of royalties in a given country shall be extended so long as a Valid Claim of Sandoz Patent Rights covers the sale by Licensee of CyA Assays in said country.

         With respect to sale of CyA Assays in any Patent Country, the obligation of Licensee to pay royalties as provided above shall be reduced by [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in the event and for the period that an unlicensed third party or parties sell any quantity of CyA Assays in excess of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the total CyA Assay market in such Patent Country, said market share percentage to be determined by an independent market survey organization mutually agreed to by Sandoz and Licensee.

         5.4 To ensure Sandoz' royalty income from the sale of CyA Assays, absent prior written consent of Sandoz, Licensee shall not sell to any third party any CyA Assays for a consideration other than that upon which Net Sales can be determined for the purpose of payment of royalty to Sandoz.

         5.5 There shall be no obligation to pay Sandoz under this Section 5 on sales of CyA Assays between Licensee and its sublicenses (if any), but in such instances the obligation to pay royalties shall arise upon the sale by Licensee or its sublicensees to unrelated third parties. It is understood and agreed that any payment under this Section 5 may be made on behalf of Licensee by any sublicensee of Licensee, provided, however, that Licensee shall remain primarily responsible therefor. Payments due under this Section 5 shall be deemed to accrue when CyA Assays are sold to such unrelated third party.

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         5.6 For purposes of this Agreement, a sale of a CyA Assay to an unrelated third party shall be deemed to take place in the country of actual sale to the final user.


         5.7 Payments of royalties by Licensee to Sandoz shall occur half-yearly to Sandoz' designated account within sixty (60) days after the end of the respective calendar half-year.


         5.8 Each payment paid hereunder shall be accompanied by a statement which shall set forth, for sales subject to royalty under this Agreement, the Net Sales of CyA Assays, the quantity of units of CyA Assays sold and the royalty due thereon.


         5.9 All amounts payable to Sandoz under this Agreement shall be made in Swiss Francs, and shall be calculated in the currency of the sale and then converted into Swiss Francs using the applicable exchange rate published in the United States in "The Wall Street Journal" under the caption "Money Rates" (or in the event "The Wall Street Journal" does not report the local currency, then another reliable source which is mutually agreeable to Licensee and Sandoz) using an average quarterly exchange rate determined as the average of the exchange rates set forth in the first and last issue of The Wall Street Journal published during (or average of the first and last business days of) the applicable reporting calendar half-year.


         5.10 The obligation to pay royalties to Sandoz under this Agreement is imposed only once with respect to the same unit of CyA Assay regardless of the number of claims of Sandoz Patent Rights or the amount of Sandoz Know-How embodies in such CyA Assay.


         5.11 If after the date of this Agreement, Sandoz grants to another licensee a similar license of Sandoz Patent Rights and Sandoz Know-How, with fees and royalties more favorable to such other licensee than as provided in this Article 5, this Article 5 will be adapted prospectively to conform with such more favorable terms.



         5.12 Licensee shall be entitled to deduct from royalty payments to Sandoz hereunder the amount of any taxes, levies or charges which Licensee, its Affiliates or sublicensees are required by applicable law to withhold from such royalty payments, to the extent that Licensee, its Affiliates or sublicensees pay to the appropriate governmental authority on behalf of Sandoz such taxes, levies or charges. Licensee shall use reasonable efforts to minimize any taxes, levies or charges required to be withheld on behalf of Sandoz by Licensee, its Affiliates or sublicensees. Licensee shall promptly deliver to Sandoz proof of payment of all taxes, levies or charges, together with copies of all communications from or with such governmental authority with respect thereto.



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         6. VERIFICATION.


         6.1 For a period of 2 (two years) from the date when each royalty statement is due hereunder, Licensee agrees to keep records in sufficient detail and to allow an independent certified public accounting firm of internationally recognized standing appointed by Sandoz, and reasonably acceptable to Licensee, to examine its books and records, at Sandoz' sole expense, upon reasonable notice during business hours but not more than once a year, in order to verify the payments due under this Agreement; provided, however, that such certified public accounting firm shall not disclose any information to Sandoz except that information which should properly have been contained in such royalty statement.


         7. GOVERNMENT APPROVALS.

         7.1 Licensee shall be solely responsible, at its expense, for all required filings and all other proper action required to obtain all necessary approvals to develop, promote, market and sell CyA Assays.

         8. CONFIDENTIAL INFORMATION.

         8.1 Any information which shall have been communicated in confidence under this Agreement, whether in writing or orally and subsequently confirmed in writing or in other tangible form, designated by the disclosing party to be confidential (the "Confidential Information") shall be governed by the provisions of this Article:

         (a) Recipient shall not use the Confidential Information disclosed to it for its own benefit except for the purpose of performing its obligations under this Agreement.

         (b) Recipient shall not disclose the Confidential Information disclosed to it to any third party or to use such Confidential Information of the benefit of any third party without the express written permission of the disclosing party, except that the recipient shall not be prevented from using or disclosing information disclosed to it hereunder:

                  (i) which recipient can demonstrate by written records was known to the recipient prior to the date of disclosure by the disclosing party, provided such information was not obtained by the recipient through disclosure by a third party receiving such information in confidence from the disclosing party;

                  (ii) which is now public knowledge, or becomes public knowledge in the future other than by breach of this Agreement by the recipient;

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                  (iii) which is independently developed by or for the recipient without benefit of Confidential Information received from the disclosing party;

                  (iv) which is disclosed to recipient, after the date of disclosure by the disclosing party, by a third party having a right to make such disclosure; or

                  (v) which is included in any filing or action taken by Licensee to obtain governmental approval to develop, promote, market and sell CyA Assays, provided, however, that when permitted by the provisions of local law, Licensee will take reasonable steps to protect the confidentiality of Confidential Information submitted to governmental agencies or authorities pursuant to Section 7 hereof.

Each party shall use the same degree of care it uses to protect its own confidential and proprietary technical information to prevent the unauthorized disclosure to any third party of the Confidential Information.

         (c) Each party agrees that the Confidential Information disclosed to it will only be disclosed to such employees, officers, directors or consultants of the recipient who reasonably require such disclosure for purposes of performing the recipient's obligations under this Agreement. Such party shall cause each such person to agree to keep confidential and not use the Confidential Information disclosed to it to the same extent as such party is so obligated under this Section 8.

         Each party may disclose Confidential Information of the other party to the extent that such disclosure is required by applicable law, regulation or court order, provided that such party shall provide written notice to the other party and sufficient opportunity to object to such disclosure or to request confidential treatment thereof.

         (d) Upon termination of this Agreement, each party shall return to the other or destroy any tangible physical copies of any Confidential Information provided to it hereunder and any notes taken or copies made by employees, officers, directors or consultants of such party regarding Confidential Information disclosed to it, provided, however, that each party may retain one
(1) copy of Confidential Information disclosed to it in its confidential legal files for use solely by such party's counsel.


         (e) The confidentiality obligations under the terms of this Agreement shall remain in effect with respect to each portion of the Confidential Information for a period of 5 (five) years after expiry of this Agreement but at least 10 (ten) years from the Effective Date of this Agreement.


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

         8.2 Materials provided to or produced by Licensee under this Agreement, including CyA, Monoclonal Antibodies, and CyA Derivatives, shall be used only for the purposes contemplated by this Agreement and no other purposes. Upon termination of this Agreement, all such materials in Licensee's possession shall be returned to Sandoz.


         9. PATENTS.

         9.1 Sandoz warrants that at the time of execution of this Agreement it knows of no third party patent rights which would impinge upon Licensee's freedom to manufacture, use or sell CyA Assays in any country.

         Should the existence of such third party patent rights become known to either party subsequent to the execution of this Agreement, the parties shall work together to ensure the continued exercise of the provisions of this Agreement.


         Should Licensee be required or if it is determined by mutual agreement not to be withheld unreasonably that it needs to acquire a license under such third party patent rights, Licensee shall be permitted to offset the cost of such rights against royalties payable to Sandoz, such offset, however, shall not exceed [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the royalties due and payable to Sandoz in any calendar half year.


         10. TERM AND TERMINATION.


         10.1 Unless earlier terminated in accordance with the terms hereof, this Agreement shall remain in force until the later of the following dates:
(i) the date of expiration of the last-to-expire patent included in SANDOZ Patent Rights; or (ii) the date of expiry of a ten (10) year period from the date of First Commercial Sale in the last country in which CyA Assays are sold. Upon termination of this Agreement pursuant to this Section 10.1, Licensee shall have a fully-paid, worldwide, Non-exclusive License under the Sandoz Know-how to make, have made, use and sell CyA Assays worldwide.



         The parties will meet approximately two years before the latest such date to determine whether and how Sandoz' supply to Licensee of CyA and CyA metabolites [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] under Section 4.2 hereof may be continued.


         10.2 Licensee may terminate this Agreement at any time upon one year's previous written notice.

         10.3 If, at any time, Sandoz discovers that the performance of the CyA Assay (or Product or Kit) of Licensee is no longer within the performance criteria set out in Section 2.1 above, Sandoz shall notify Licensee accordingly. Licensee shall

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

have 90 days to rectify this deficiency, or if such deficiency is one which requires more than ninety (90) to remedy, Licensee shall commence promptly and thereafter diligently pursue to remedy such deficiency, failing which Sandoz shall have the right to terminate the Agreement at any time upon the end of any calendar-quarter by written notice.

         10.4 Either party shall have the right to terminate this Agreement and the license hereunder forthwith by notice in writing to the other party if the other party fails to perform or observe any of the material terms hereof on its part to be performed and observed, and fails to remedy such breach within ninety (90) of a notice to remedy the same (such notice giving adequate particulars of the alleged default and of the intention of the party serving the notice to terminate this Agreement under this Section), or, if the breach is one which requires more than ninety (90) to remedy, the remedying was not commenced promptly and thereafter diligently pursued.


         10.5 Any termination of this Agreement prior to the expiration of term pursuant to Paragraph 10.1: (a) shall automatically cancel the license granted to Licensee hereunder; (b) shall be without prejudice to the rights of either party against the other party which may have accrued up to the date of such termination (including Sandoz' right to be paid any amounts due and payable hereunder); and (c) shall be without prejudice to the rights of Licensee to dispose of quantities of CyA Assays in its possession, subject to the payment of any amounts due thereon to Sandoz as provided herein.

         11. GOVERNING LAW AND JURISDICTION.

         11.1 This Agreement shall be governed by, interpreted and enforced in accordance with the substantive laws of Switzerland.

         11.2 All disputes arising out of this Agreement shall be finally decided under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris. The arbitration shall take place in Basle, Switzerland if brought by Licensee or in San Diego, USA if brought by Sandoz.

         12. NOTICES.

         12.1 Any notice required or permitted to be given hereunder shall be in writing and shall be deemed sufficient if sent by registered or certified mail, telefax or air express or delivered by hand to the respective party at the address stated below:


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
         If to Sandoz:        Sandoz Pharma Ltd.
                              P.O. Box
                              CH-4002 Basel, Switzerland
                              Attention:  Legal Department
                              Fax: +41 61 324-7399

         If to Licensee:      Biosite Diagnostics, Incorporated
                              11030 Roselle Street
                              San Diego, CA 92121
                              Attention: President
                              Fax: +1 619 597-4090

         Any such notice mailed by registered or certified mail, telefax or air express shall be deemed to have been given when mailed, as evidenced by the date on the receipt retained by the sender. Either party may change the address to which notice to it is to be given by notice as provided herein.

         13. ASSIGNABILITY.


         13.1 This Agreement shall not be assignable without the prior written consent of the other party hereto other than to an entity acquiring all or substantially all of the stock of assets of the assignor by merger, consolidation, purchase or similar transaction. All reference to a party in this Agreement shall, to the extent reasonably necessary to carry out the purpose of this Section 14 be considered references to each permitted transferee or assignee of such party.


         13.2 This Agreement shall be binding upon and inure to the benefit of the successor or permitted assigns of Licensee and Sandoz, respectively.

         14. EXCUSED NON-PERFORMANCE.

         14.1 Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by a cause beyond the reasonable control of such party, including, without limitation, any act, regulation or law of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm and failure of public utilities.

         15. SEVERABILITY.

         15.1 Should any part of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any applicable jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of the invalid or unenforceable part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

         16. PUBLICITY AND PROMOTIONAL ACTIVITIES.

         16.1 Neither Sandoz nor Licensee will issue any news releases or make any public statements regarding this Agreement without the prior written consultation at least 14 days in advance of the other party, giving such other party reasonable opportunity of prior comment.

         16.2 Licensee is entitled to use in its promotion a mention of "In cooperation with Sandoz Pharma LTD., the producer of Sandimmun(R) [or Sandimmune(R); or if referring to Sandoz's microemulsion preconcentrate formulation of cyclosporine, then Sandimmun(e) Neoral(R), Neoral(R), or Optoral(R)] (Cyclosporine)" after having submitted the relevant promotion material to Sandoz for approval and not having received Sandoz's objection within one month after such submission.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SANDOZ PHARMA LTD.                            BIOSITE DIAGNOSTICS,
                                              INCORPORATED


By /s/ D. Vasella                             By  /s/ Kim D. Blickenstaff
   --------------------------------               ------------------------------
   /s/ C.S. Morris                            Names:  Kim D. Blickenstaff
   --------------------------------                  ---------------------------
                                              Title:  President & CEO
Names:  D. Vasella
      -----------------------------

            C.S. Morris
      -----------------------------
Title:  CEO     V.P.
      -----------------------------

                                   Schedule A

                         Listing of SANDOZ Patent Rights

As of 15 September 1995, SANDOZ has been granted the following patents covering monoclonal antibodies to Cyclosporin A.

==========================================================================
        Country             Patent Numbers*               Expiry date**
--------------------------------------------------------------------------
Australia                  589917                           27/09/01
--------------------------------------------------------------------------
Austria                    0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
Belgium                    0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
Canada                     1309671                          03/11/09
--------------------------------------------------------------------------
Denmark                    2613/86***                       27/09/05
--------------------------------------------------------------------------
England                    0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
Finland                    93965                            27/09/05
--------------------------------------------------------------------------
France                     0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
Germany                    P3587505.4,                      27/09/05
                           P3587342.6
--------------------------------------------------------------------------
Holland                    0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
Italy                      0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
Luxembourg                 0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
New Zealand                213680                           02/10/01
--------------------------------------------------------------------------
Norway                     173557                           27/09/05
--------------------------------------------------------------------------
Japan                      504679/85****                    27/09/05
--------------------------------------------------------------------------
South Africa               85/7684                          04/10/05
--------------------------------------------------------------------------
South Korea                045374                           27/09/00
--------------------------------------------------------------------------
Spain                      547495-7                         19/11/06
--------------------------------------------------------------------------
Sweden                     0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
Switzerland                0198026, 0290762                 27/09/05
--------------------------------------------------------------------------
United States              5169773                          08/12/09
==========================================================================

* Where more than one patent number appears for a country, this reflects divisional applications.

** The expiry date is calculated without considering the possibility of patent term extension, which may be available in some cases.

***   Danish application pending; not yet granted.

****  Japanese application granted, but grant number not yet available.

                             [LETTERHEAD OF SANDOZ]

CORPORATE DEVELOPMENT
PROJECT MANAGEMENT
A. ROBERTS
TEL:              364-6872
TELEFAX:          324-9145



                                       Dr. Ken Buechler
                                       BIOSITE DIAGNOSTICS
                                       11030 Roselle Street

                                       SAN DIEGO, CA 92121
                                       U.S.A.



                                       Basle, July 26, 1996



Dear Ken,



Following discussion with yourself, I would like to acknowledge the need to extend the Feasibility Period (detailed in sect. 2.3. of the Sandoz/Biosite Antibody Agreement) due mainly to the additional requests made by Sandoz in late 1996, and confirm the new mutually agreeable expiry date of November 30, 1996 (extended from September 22, 1996).





Best wishes


/s/ Andrew

Andrew Roberts, Ph.D.
International Project Manager for Neoral



cc:      Messrs. B. Glass, T. Hoxie, S. Strub

                             [LETTERHEAD OF SANDOZ]

CORPORATE DEVELOPMENT
PROJECT MANAGEMENT
A. ROBERTS
TEL:              +41 61 324-6872
TELEFAX:          +41 61 324-9145



                                        Dr. Ken Buechler
                                        BIOSITE DIAGNOSTICS
                                        11030 Roselle Street

                                        SAN DIEGO, CA 92121
                                        U.S.A.



                                        Basle, December 3, 1996


RE: BIOSITE PROJECT - EXTENSION TO FEASIBILITY PERIOD

Dear Ken,


Thank you for your fax messages of November 27 and December 2, 1996.


Following discussion with yourself, I would like to acknowledge the need to further extend the Feasibility Period (detailed in sect. 2.3, of the Sandoz/Biosite Antibody Agreement) and confirm the new mutually agreeable expiry date of March 15, 1997 (extended from November 30, 1996).





Best wishes

/s/ Andrew Roberts

Andrew Roberts, Ph.D.




cc:      Messrs. G. Feutren, F. Legay, S. Strub